UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2016

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37906	98-1329150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street
18th Floor
New York, NY 10022	10022
(Address of principal executive offices)	(Zip Code)

(212) 593-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 14, 2016, Avista Healthcare Public Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Share”), and one warrant of the Company to purchase one-half of one Ordinary Share for $5.75 per one-half share (or $11.50 per whole share). The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

On October 14, 2016, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 16,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $0.50 per Private Placement Warrant, to the Company’s sponsor, Avista Acquisition Corp., and the Company’s independent directors, generating gross proceeds to the Company of $8,000,000.

A total of $300,000,000, comprised of $294,000,000 of the proceeds from the IPO, including approximately $10,500,000 of the underwriters’ deferred discount, and $6,000,000 of the proceeds of the sale of the Private Placement Warrants, were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer &Trust Company, acting as trustee. An audited balance sheet as of October 14, 2016 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)          Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Audited Balance Sheet, as of October 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Healthcare Public Acquisition Corp.

Date: October 20, 2016	By:	/s/ John Cafasso
	Name:	John Cafasso
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Audited Balance Sheet, as of October 14, 2016.